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                             OFFICE LEASE AGREEMENT


                         THE DEL MAR MORTGAGE BUILDING

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                   BASIC LEASE INFORMATION AND DEFINED TERMS
                 ----------------------------------------------



LEASE DATE: JANUARY 5, 2001


LANDLORD:                       THE WILDWOOD HILLS DEVELOPMENT, CORPORATION
                                P.O. Box 220
                                Millville, California 86062


                                Attention: ERIC D. ROLES, PRESIDENT


                                Telephone: (530) 547-4036

                                Telecopy:  (530) 547-4046


TENANT:                         THE VESTIN GROUP
                                D.B.A. VESTIN MORTGAGE, INC.
                                2901 El Camino Ave. Suite 206
                                Las Vegas, Nevada 89102


                                Attention: MICHAEL SHUSTAK, COB, CEO


                                Telephone (702) 227-0965

                                Telecopy: (702) 227-5247


PROJECT:    THE DEL MAR BUILDING
            2901 El Camino Avenue
            Las Vegas, Nevada


BUILDING:   The entire two-story office building located on the Project and generally depicted on Exhibit "A".
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LEASED PREMISES:         The portion of the Building designated as suites 104,
                         105, 106, 107, 201, 204, 205 & 206 and generally
                         depicted on Exhibits "B & B-1" as the shaded area.

TOTAL RENTABLE AREA:
                              20,000 square feet, (gross).

TENANT AREA:        11,250 square feet, (gross).

TERM OR LEASE TERM:      five years

INITIAL TERM:       Sixty (60) months calculated from the first day of the next calendar month after the Commencement Date occurs (or calculated from the Commencement Date if that date occurs on the first of the month).

COMMENCEMENT DATE:  March 1, 2001.

EXTENSION TERMS:    One five year term

MINIMUM RENT:       $1.92+- per square foot of Tenant Area for the first Twelve
                               (12) months of the Term as listed below:

(1st year) $1.92+- per square foot of tenant area, March 1, 2001 to February 28,
           2002 - $21,600.00 per month, $259,200.00 per year.

(2nd year) $1.94+- per square foot of tenant area, March 1, 2002 to February 28,
           2003 - $21,830.00 per month, $261,960.00 per year.

(3rd year) $1.995+- per square foot of tenant area, March 1, 2003 to February
           28, 2004 - $22,450.00 per month, $269,400.00 per year.

(4th year) $2.016+- per square foot of tenant area, March 1, 2004 to February
           28, 2005 - $22,680.00 per month, $272,160.00 per year.

(5th year) $2.071+- per square foot of tenant area, March 1, 2005 to February
           28, 2006 - $23,305.00 per month, $279,660.00 per year.

IMPROVEMENT ALLOWANCE:   Landlord will provide no improvement allowance. The
                         suites are to be leased in "AS IS CONDITION".

SECURITY DEPOSIT:
                         N/A

EXPENSE STOP:
                         N/A
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REPLACEMENT OF LEASE     IT IS MUTUALLY AGREED THAT THIS LEASE, AS OF MARCH 1,
                         2001 SHALL REPLACE THE LEASE AGREEMENT DATED APRIL 8, 1999 BY AND BETWEEN WILDWOOD HILLS DEVELOPMENT, CORP. AND DEL MAR HOLDINGS (VESTIN GROUP) D.B.A. VESTIN MORTGAGE, INC. THE APRIL 8, 1999 LEASE SHALL BECOME NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT, EXCEPTING THAT THE BASE YEAR USED FOR TENANTS PROPORTIONATE SHARE OF "PROJECT OPERATING COSTS" NOW REFERRED TO IN SECTION 3 C. OF THIS LEASE AGREEMENT, AS THE "RENTAL ADJUSTMENTS," SHALL USE APRIL 8, 1999 AS THE BEGINNING OF THE BASE YEAR AGAINST WHICH ALL "RENTAL ADJUSTMENTS WILL BE MADE.

PERMITTED USE:           GENERAL OFFICE / ADMINISTRATIVE / AND WORK OF RELATED
                         PURPOSES.

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                          GENERAL TERMS AND CONDITIONS

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1.  DESCRIPTION OF BUILDING AND LEASED PREMISES.
    a. Leased Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Premises upon the terms and conditions set forth in this Agreement, the Leased Premises.
    b. Square Footage. Tenant confirms that it has had ample opportunity to inspect the Leased Premises and Project and to confirm the Total Rentable Area and Tenant Area. Tenant acknowledges that there are several different methods to calculate the square footage, and Tenant has approved the method used to calculate the Total Rentable Area and Tenant Area specified in this Lease.

2.  TERM AND POSSESSION.
    a. Term. This Lease is binding upon Landlord and Tenant as of the Lease Date, but the Term of this Lease will commence on the Commencement Date.
    b. Possession. If Landlord is unable to deliver possession of the Leased Premises ready for occupancy at the Outside Delivery Date, Landlord will not be liable for any damage, Tenant waives any claims or causes of action against Landlord relating to the delay, and this Lease will become voidable at the option of Landlord. If Landlord is unable to deliver possession of the Leased Premises ready for occupancy at the Outside Delivery Date, no Rent will be payable by Tenant to Landlord for any pro rata portion of the Lease Term prior to actual delivery to Tenant of possession of the Leased Premises ready for occupancy. If the Leased Premises are not ready for occupancy within 60-days after the Outside Delivery Date, Tenant will have the right to terminate and cancel this Lease and all obligations of Landlord and Tenant under this Lease by delivery of written notice to Landlord.


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3.    RENT.

     a. Aggregate Rent. Tenant will pay to Landlord, the aggregate of the Minimum Rent, Parking Charges, Rental Adjustments, and Additional Rent, plus any taxes levied on rents (collectively, the "RENT"), in advance, on the Commencement Date and thereafter on the first day of each calendar month during the Lease Term. All payments of Rent will be paid by Tenant, without prior notice or demand or deduction or offset, to Landlord at the address set forth on this Lease or at any other place that Landlord may from time to time designate in writing. If Landlord has not received payment of the monthly installment of Rent within five days after the 1st day of each month with or without delivery of written notice by Landlord to Tenant, Tenant will pay, as Additional Rent, a late charge equal to ten percent of the unpaid amount. Any payment of Rent that is not paid in a timely fashion and considered delinquent after the date due will bear interest at the rate of 12%.

     b. PARKING CHARGES. TENTANT WILL PAY TO LANDLORD THE PARKING CHARGES SET FORTH IN EXHIBIT C.

     c.   Rental Adjustments.

          i. Definitions. For purposes of calculating the Rental Adjustments, the following terms will have the meanings ascribed below.

          ii. "OPERATING COSTS" means all costs and expenses that are associated with the ownership, operation, and maintenance of the Project (excluding depreciation and all amounts paid on loans) including, by way of illustration but not by way of limitation, the cost and expense of real and personal property taxes and assessments, whether assessed against the Project, Landlord, or assessed against Tenant and collected by Landlord; utilities; supplies; Landlord's insurance premiums; deductible amounts on any insurance claims under Landlord's insurance; all costs and expenses of: repairs, maintenance, replacements, and renovations, or additions required by any governmental entity having jurisdiction over the Project or Landlord, and including the amount of amortization on those items that Landlord chooses to capitalize; management fees; and all other costs that can properly be considered expenses of operating or maintaining the Project. Operating costs will not include leasing commissions for any new lease and will not include the costs and expenses associated with the construction and installation of the Building Standard Work for tenants that may enter into leases for unleased portions of the Building after the Commencement Date of the Lease. For purposes of this Paragraph 3.3(a)(ii) only, the word "replacements" will not include the cost and expense of correcting initial construction defects in the foundation, bearing walls, exterior walls, subflooring, and roofs of the Building and will not include the costs and expenses for replacements to the foundations, bearing walls, exterior walls, subflooring, and roofs of the Building unless the replacements are occasioned by the reckless or intentional acts or omissions of Tenant or any other person who may be in or upon the Project with the consent (implied or otherwise) of Tenant.

          iii. "OPERATIONAL YEAR" means all or any portion of any calendar year during which this Lease is in effect.

          iv. "EXCESS COST" means the amount by which the Operating Costs for any





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                              Operational Year exceed the Expense Stop.
                    v. "RENTAL ADJUSTMENTS" means an amount equal to the product obtained by multiplying the Tenant Area by the quotient derived by dividing the Excess Cost by the Total Rentable Area.
          d. PAYMENT OF RENTAL ADJUSTMENTS. Prior to the commencement of each full or partial Operational Year during the Term of this Lease, Landlord will deliver to Tenant a written estimate in reasonable detail of Operating Costs and Tenant's estimated Rental Adjustment for the year. Thereafter, with each payment of Minimum Rent, each month Tenant will pay 1/12 of the estimated Rental Adjustment. As soon as practicable after the end of each Operational Year, Landlord will submit to Tenant a written statement showing the actual Operating Costs for that Operational Year, Tenant's share of actual Operating Costs, Tenant's actual Rental Adjustments, and the difference between Tenant's actual Rental Adjustments and the amount of estimated Rental Adjustments paid by Tenant. If the Tenant's actual Rental Adjustments exceeds the amount of Rental Adjustments paid by Tenant for that Operational Year, Tenant will pay to Landlord within 30 days of receipt of the written statement, the full amount of the excess. If the Tenant's actual Rental Adjustments is less than the amount of estimated Rental Adjustments paid for that Operational Year, the amount will be credited against the next monthly Rent payment(s) due Landlord from Tenant. If this Lease commences or terminates on a day other than the first day of an Operational Year, Tenant will be charged only for Rental Adjustments for the portion of the Operational Year that falls within the Lease Term.
          e. ADDITIONAL RENT. Without limiting any of Tenant's covenants or agreements contained in this Lease and without limiting Tenant's obligation to pay any other component of the Rent, Tenant agrees that it will pay to Landlord, as "ADDITIONAL RENT," all additional amounts designated in this Lease, whether or not described as Rent.
4.        LEASED PREMISE' USE.
          a. USE. Tenant will use the Leased Premises only for the Permitted Use and not otherwise. No use will be made of the Leased Premises, and no act will be done in or about the Leased Premises, that is illegal, unlawful, or that will increase the existing rate of insurance upon the Leased Premises, the Building or the Project. Tenant will not commit or allow any public or private nuisance or other act or thing that disturbs the quiet enjoyment of any other tenant in the Building, nor will Tenant, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Leased Premises that will cause any substantial noise or vibration. If any of Tenant's office machines or other equipment disturbs the quiet enjoyment of any other tenant in the Building. Tenant will take the action as may be necessary to immediately eliminate the disturbance.
          b. FLOOR LOAD. Tenant will not bring upon the Leased Premises any item with weight sufficient to potentially cause damage to, or that may jeopardize the structure of, the Leased Premises of the Building.
5. SERVICES PROVIDED BY LANDLORD. Landlord will maintain the public and common areas of the Building and the Project, such as lobbies, stairs, elevators, landscaping, corridors, parking lots and public restrooms, in good order and condition except for damage occasioned by the act or negligence of Tenant. Landlord will furnish the water for common areas and with electricity for lighting and the operation of the elevator. It will be the responsibility of Tenant to maintain the

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leased premises. Landlord will not be liable for damages, nor will Tenant's obligation to pay Rent be abated, for Landlord's failure to furnish or for delay in the furnishing any of the foregoing services, if the failure or delay is caused by accident or conditions beyond the reasonable control of Landlord. The temporary failure to furnish any of the services will not be construed as an eviction of Tenant and will not relieve Tenant from the duty of observing and performing any of the provisions of this Lease so long as Landlord proceeds with reasonable diligence to correct any the failure.

6. REPAIRS AND ALTERATIONS. Tenant agrees by taking possession of the Leased Premises that the Leased Premises are then in a tenantable and good condition, that Tenant will take good care of the Leased Premises, and the Leased Premises will not be altered or changed without the prior written consent of Landlord. Tenant waives any right to make repairs at Landlord's expense. Tenant will not make changes to locks or doors or add, disturb, or in any way change any plumbing, ducting, or wiring without first obtaining the written consent of Landlord. All damage or injury done to the Project by Tenant or by any persons who may be in or upon the Project with the consent of Tenant will be paid for by Tenant, and Tenant will pay for all damage to the Project caused by Tenant's misuse; however, Tenant will pay for structural damage to the Project only if occasioned by negligent, reckless, or intentional acts or omissions of Tenant or any other person who may be in or upon the Project with the consent (implied or otherwise) of Tenant. All repairs to the Leased Premises necessary to maintain the Leased Premises in a tenantable and good condition will be done by or under the direction of Landlord at Tenant's expense (payable to Landlord immediately upon demand) except as otherwise specifically provided in this Lease. Tenant will pay for the replacement of doors or windows of the Leased Premises that are cracked or broken by Tenant, its employees, agents or invites, and Tenant will not put any curtains, draperies or other hangings on or beside the windows in the Leased premises without first obtaining Landlord's written consent. Landlord may make any alterations or improvements that Landlord may deem necessary for the preservation, safety, or improvement of the Project. All alterations, additions, and improvements, except fixtures installed by Tenant and that are removable without damage to the Building, will become or remain, as applicable, the property of Landlord.

7. ENTRY INTO PREMISES. Tenant will permit Landlord and its agents to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the Leased Premises or for the purpose of cleaning, repairing, altering, or improving the Leased Premises or Building, and when necessary for the purpose, Landlord may close entrances, doors, corridors, elevators, or other facilities without liability to Tenant by reason of the closure and without the action by Landlord being deemed an eviction of Tenant or to relieve Tenant from the duty of observing and performing any and all of Tenant's obligations of this Lease, so long as Landlord proceeds with reasonable diligence to make the alterations and repairs. LANDLORD AND ITS AGENTS MAY ENTER THE LEASED PREMISES FOR THE PURPOSE OF SHOWING THE LEASED PREMISES TO PROSPECTIVE TENANTS FOR A PERIOD OF 180 DAYS PRIOR TO THE EXPIRATION OF THE LEASE TERM, AND MAY ENTER AT ANY REASONABLE TIME TO SHOW THE LEASED PREMISES TO PROSPECTIVE PURCHASERS OR LENDERS.

8. DAMAGE OR DESTRUCTION. If any part of the Project is damaged by fire or other casualty that is fully covered by Landlord's insurance and that is without the fault of Tenant, the damage will be repaired by Landlord, so long as the repairs can be made within 60 days after the occurrence of the damage. Until the repairs are completed, the Rent will be abated in proportion to the part of the Leased Premises that is unusable by Tenant in the conduct of its business as the result of the casualty. If the repairs cannot be made within 60 days, Landlord may, at Landlord's election, make them within a reasonable time using due diligence, and, if Landlord elects to make the repairs, this Lease will continue in effect and the Rent will be abated in the manner provided above. Landlord's election to make repairs that cannot be made within 60 days after the occurrence of the damage must be evidenced by written notice to Tenant within 30 days after the occurrence of the damage. If Landlord does not so elect to make the repairs, then either party may, by written notice to the other, given within 30 days after the end of Landlord's 30-day election period described above, terminate this Lease.

9. ADVERTISING AND SIGNAGE. Tenant will not post, place, or in any manner display any sign, inscription, notice, picture, placard or poster, or any advertising material whatsoever anywhere in or about the Project at places visible from anywhere outside the Leased Premises without first obtaining Landlord's written consent. Tenant, however, will be specifically entitled to: (i) a reasonable amount of space for its name on the door as signage for the leased premises; and (ii) a reasonable amount of space on any building directory that may be located on the Project.

10. HOLD HARMLESS. Tenant will defend, indemnify and hold harmless Landlord on demand for, from, and against any and all liability, damages, costs, or expenses, including attorney's fees, arising from any act, omission, or negligence of Tenant, or the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of Tenant in or about the Project, or arising from any accident, injury or damage to any person or property occurring in or about the Project.

11. INSURANCE. During the term of the Lease, Tenant will maintain liability insurance, fire insurance with extended coverage, and water damage insurance in amounts sufficient to fully cover Tenant's improvements and all property in the Leased Premises that is not owned by Landlord, and liability insurance against claims of death, personal injury, and property damage in or about the Leased Premises, in amounts that are acceptable to Landlord. Policies for the insurance will waive any right of subrogation against Landlord, will show Landlord as an additional insured and will not be cancelable with less than 30 days notice to Landlord. Prior to taking possession of the Leased Premises and, thereafter, within 30 days prior to the expiration or cancellation of any previously delivered policy, Tenant will deliver to Landlord evidence satisfactory to Landlord that the insurance is fully paid for the immediately succeeding one year period.

12. LIENS AND BANKRUPTCY. Tenant will keep the Project and Leased Premises free from any liens or encumbrances arising out of any work performed by or on behalf of Tenant or otherwise relating to any act of Tenant. If Tenant is adjudged bankrupt, or insolvent, or makes any assignment for the benefit of creditors, or if the business conducted on the Leased Premises passes into the hands of any receiver, court, trustee, or officer, or if the Term of this Lease is attached or taken on execution, this will constitute an event of default under the Lease, and Landlord may, at its option, exercisable in its sole discretion by written notice to Tenant, terminate this Lease and recover possession of the Leased Premises from any and all parties.

13. DEFAULT BY TENANT. Upon breach or default of this Lease by Tenant, Landlord may pursue any and all rights, at law or equity, against Tenant. Except when Landlord feels reasonably and justifiably insecure as to the solvency of the Tenant or its ability to perform its obligations under the Lease, Tenant will have 20 days after receipt of written notice from Landlord within which to completely cure any non-monetary default; however, if the non-monetary default is not completely cured within 20 days and Tenant demonstrates to Landlord that Tenant is using (and will continue to use) its best efforts to completely cure the non-monetary default, Tenant will have the additional time to cure as Landlord deems reasonably appropriate under the circumstances. In no event, however, will the time period within which Tenant must completely


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      cure any non-monetary default extend to a period of time greater than 90 days. Without limiting the foregoing, at expiration of the term of this Lease or if default is made in the payment of Rent or in the performance of any agreements of Tenant contained in this Lease, Landlord, or its agent, will have the right to enter and take possession of the Leased Premises. In the case of re-entry by Landlord, and Tenant agrees to deliver the Leased Premises without process of law, Tenant's rights to occupy or control the Leased Premises will immediately cease, and this Lease, at the option of Landlord, will terminate. If any default or breach by Tenant occurs, the obligations of Tenant under this Lease, including Tenant's obligation to pay Rent, will not cease, and Tenant will be liable for any loss or damage to Landlord for failure to comply with this Lease. If Landlord retakes possession of the Leased Premises, Landlord may remove and store all personal property of Tenant in any place selected by Landlord at the expense and risk of Tenant. Landlord may sell any or all of the property at public or private sale as provided by law and will apply the proceeds of the sale first to the cost of the sale, second to the payment of charges for storage, if any, third to the payment of other sums that may be due from Tenant to Landlord under the terms of the Lease, and fourth the balance, if any, to Tenant. Tenant waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Leased Premises, removing, storing, and/or selling the property of Tenant. No re-entry of Landlord will be considered or construed to be a forcible entry.

14. COSTS AND ATTORNEYS' FEES. If either party employs legal counsel to enforce any term of this Lease, the other party will pay to the prevailing party, immediately upon demand, the prevailing party's costs, expenses, and attorney's fees.

15. NO-WAIVER. Waiver by Landlord of any breach of Tenant of any term, covenant, or condition of this Lease will not be deemed to be a waiver of the term, covenant, or condition or a waiver of any subsequent breach of the term, covenant, or condition. The acceptance of Rent by Landlord will not be deemed to be a waiver of any existing breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord's knowledge of the existing breach at the time of acceptance of the Rent.

16. ASSIGNMENT AND SUBLETTING. Tenant will not assign this Lease or sublet all or any part of the Leased Premises without Landlord's prior written consent. Any attempt to do otherwise will be void and of no effect. No assignment or subletting will relieve Tenant of Tenant's liability under this Lease. If Tenant desires to assign this Lease or sublet all or any part of the Leased Premises and Tenant has notified Landlord of this desire, Landlord will not unreasonably withhold its consent to a change or modification of the "use" clause contained in Paragraph 4.1 so long as the proposed change or modification is not incompatible with existing uses and is not prohibited by the terms of any existing lease or related agreement.

17. SUCCESSORS. Subject to the restrictions set forth in Paragraph 16, all of the covenants, agreements, terms and conditions contained in this Lease will apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors, and assigns.

18. SUBORDINATION. At the lender's election, this Lease will automatically be subordinate to any mortgage or deed of trust placed upon the Project by Landlord, to any and all advances made or to be made under the mortgage or deed of trust, and to all renewals, replacements and extensions of the mortgage or deed of trust. Within 15 days of presentation, Tenant will execute, acknowledge and deliver to Landlord any subordination, attornment, or non-disturbance agreement or other instrument that Landlord or Landlord's lenders, may require.

19. SALE BY LANDLORD. A sale or conveyance of all or any part of the Project or Leased Premises

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      will operate to release Landlord from liability for events occurring subsequent to the sale or conveyance and any express or implied covenants or conditions contained in this Lease, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any subsequent sale or conveyance, and Tenant will attorn to the successor in interest. If Tenant has made a Security Deposit, Landlord may transfer the Security Deposit to its successor in interest, and Landlord will be discharged from further liability.

20. ESTOPPEL CERTIFICATE. Within 10 business days after delivery of Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement on a form provided by Landlord: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the day to which Rent and other charges are paid in advance, if any; (ii) affirmatively representing that there are not any uncured defaults by Landlord or Tenant (or specifying the defaults if they are claimed); and
      (iii) providing any other information reasonably requested by Landlord. Tenant's written statement may be relied on by a prospective purchaser or encumbrancer of all or any portion of the Project. Tenant's failure to deliver a written statement within the time will be conclusive against Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance or Tenant's performance, and
      (iii) not more than one month's Rent has been paid in advance. The failure of Tenant to deliver the written statement to Landlord within the time will constitute a default by Tenant under this Lease, whereupon Landlord may elect to enforce any and all rights and remedies provided to Landlord in this Lease.

21. CONDEMNATION. If all of the Leased Premises, are taken by condemnation or eminent domain proceeding, this Lease will automatically terminate as of the date of the final condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. Current Rent will be apportioned as of the date of the termination. If part of the Leased Premises or a portion of the Project not required for the use of Leased Premises is taken by condemnation or eminent domain, this Lease will continue in full force and effect, and if the rentable area of the Leased Premises is reduced, the Rent will be reduced in proportion to the reduction in the area of the Leased Premises, the Rent reduction to be effective on the date of the partial taking. No award for any partial or entire taking will be apportioned, and Tenant assigns to Landlord any award that may be made in the taking or condemnation; however, nothing in this Lease will be deemed to give Landlord any award made to Tenant for the taking of personal property belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses. Without limiting the foregoing, if more than 25% of the Tenant Area is taken by virtue of any condemnation or eminent domain proceeding, Tenant, upon 10 days written notice to Landlord, will have the right to terminate this Lease.

22. RULES AND REGULATIONS. Tenant, its employees, agents, clients, customers, invitees and guests will comply with any rules and regulations adopted by Landlord. Any violation of the rules and regulations will constitute a breach and default of this Lease.

23. NOTICES. To be effective, all notices under this Lease will be in writing and delivered in person or sent by hand delivery, telecopy, certified mail, or overnight delivery to Landlord and Tenant at the addresses designated on the cover page of this Lease, or to any other place as may be designated by either party in writing. Notices will be effective upon delivery if personally delivered or sent by telecopy, or overnight delivery within two days after deposit in the United States mail certified mail, return receipt requested, postage prepaid, properly addressed.

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24.  GOVERNING LAW. This Lease will be construed and governed by the Laws of the State of Nevada.

25.  TIME OF ESSENCE. Time is of the essence of this Lease.

26. LANDLORD'S APPROVAL. Wherever the terms of this Lease require or allow Landlord's consent, approval, or satisfaction be given or obtained, the consent, approval, or satisfaction will be given or withheld in Landlord's sole and absolute discretion, except as otherwise specified in this Lease.

27. SECURITY DEPOSIT. Concurrently with its execution of this Lease, Tenant will deliver to Landlord the Security Deposit for the performance by Tenant of every covenant and condition of this Lease. The deposit may be commingled with other funds of Landlord and will bear no interest. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent or any other charges, Landlord, at Landlord's option, may apply the whole or any part of the security deposit to the payment of any sum in default or any other sum that Landlord may be required to spend by reason of Tenant's default. If Landlord elects to apply the whole or any part of Tenant's security deposit to the payment of any sum, Landlord may do so without waiver of any Tenant default, and Landlord may demand that Tenant deliver a sum equal to the amount so applied by Landlord. Tenant's failure to deliver the sum to replenish Tenant's security deposit within ten (10) days following delivery of written demand by Landlord will constitute an additional default by Tenant under this Lease. If Tenant complies with all of the covenants and conditions of this Lease, the security deposit or any balance thereof remaining will be returned to Tenant within 14 days of the expiration of the term hereof.

28. AUTHORITY. Tenant warrants and represents that Tenant is fully capable of performing the terms of this Lease, that Tenant has full and requisite power and authority to execute, deliver, and perform this Lease in accordance with their respective terms, and that this execution of the Lease and other documents and instruments will not act or to cause a violation or breach of any court order, judgment, or agreement to which Tenant is a party.

29. ENTIRE AGREEMENT. This Lease and all exhibits embody the entire Agreement between the Landlord and Tenant and any prior oral or written understanding and/or representation not specifically enumerated in this Lease is deemed ineffective and of no force or effect. This Lease may be amended only by written instrument executed by both Landlord and Tenant.

        Landlord and Tenant have executed this Lease on the Lease Date.

LANDLORD
Wildwood Hills Development, Corporation
an Arizona, Corporation

By:
    ______________________
    Eric D. Roles
    Its: President

                                     TENANT
                                     The Vestin Group
                                     d.b.a. Vestin Mortgage, Inc.
                                     a Nevada, Corporation

                                                    By: /s/ Michael Shustek
                                                        ___________________
                                                          Michael Shustek
                                                    Its: Chief Executive Officer